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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in the Registration Statement of Cott Corporation on Form S-8 of our report dated February 17, 2000, relating to the consolidated financial statements of Cott Corporation, which appears in Cott Corporation's Annual Report for the year ended January 1, 2000. We also consent to the incorporation by reference of our report dated February 17, 2000 relating to the consolidated financial statement schedules, which appears in the Annual Report on Form 10-K for the year ended January 1, 2000.


/s/ PricewaterhouseCoopers LLP

Independent Accountants
Toronto, Ontario, CANADA
March 13, 2001

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